90336P100                                                    Page 11 of 22 Pages

                                                                       Exhibit 9

                               TAGALONG AGREEMENT
                               ------------------

         This Agreement is made and entered into as of July 21, 1997, among Joint Energy Development Investments Limited Partnership ("Purchaser"), Pengo Securities Corp., a Delaware corporation ("Pengo").

         Whereas, Purchaser has agreed to purchase 100,000 shares of Series C Cumulative Convertible Preferred Stock of Inland Resources Inc. ("Inland"), which is convertible into shares of common stock of Inland ("Common Stock"), pursuant to a Securities Purchase Agreement dated as of July 21, 1997 between Inland and Purchaser (the "Securities Purchase Agreement").

         Whereas, as of the date hereof, Pengo owns 2,250,401 shares of Common Stock before giving effect to the conversion of Series B Preferred Stock into Common Stock, which conversion will occur concurrently with the issuance of the Series C Cumulative Convertible Preferred Stock into Common Stock, and

         Whereas, in order to induce Purchaser to enter into the Securities Purchase Agreement, Pengo agreed to entered into this Agreement.

         Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties to this Agreement, Purchaser and Pengo hereby agree as follows:

         SECTION 1. TAGALONG. (a) If Pengo or any affiliate of Pengo (a "Transferor") sells, other than in an offering pursuant to a registration statement or pursuant to Rule 144 under the Securities Act of 1933, any shares of Common Stock owned by the Transferor to any individual or entity (a "Transferee") in one transaction or a Series of related transactions which constitute a majority of the shares of Common Stock owned by Pengo and its affiliates (collectively, the "Smith Group"), Purchaser shall have the right to sell to the Transferee, on the same terms and conditions as provided with respect to the sale by the Transferor to such Transferee the number of shares of Common Stock (rounded to the newest whole share) equal to the product of (i) the total number of shares of Common Stock which Purchaser then owns that were acquired upon conversion of the Series C Cumulative Convertible Preferred Stock and the number of shares Purchaser may acquire upon conversion of the Series C Cumulative Convertible Preferred Stock Purchaser then owns and (ii) a fraction with a numerator equal to the number of shares of Common Stock then being sold by the Transferor and a denominator equal to the total number of shares of
Common Stock owned by the Transferor and the other members of the Smith Group. The right of the Transferor to sell shall be subject to the condition that the Transferor shall cause the Transferee that proposes to purchase the shares of the Transferor to offer to purchase, on such terms (including closing date), such number
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90336P100                                                    Page 12 of 22 Pages

of shares from Purchaser; provided, however, that if the Transferee is for any reason unwilling or unable to purchase the aggregate number of shares from the Transferor and Purchaser contemplated by the foregoing, the number of shares to be sold by each shall be reduced to such number as, when taken with the numbers of shares to be sold by each other such party, shall be equal to the number of shares which such Transferee is willing or able to purchase and shall comply with the first sentence of this Section 1 (a). Purchaser may only sell shares of Common Stock hereunder that it has acquired upon conversion of Series C Cumulative Convertible Preferred Stock.

         (b) The Transferor shall give written notice to Purchaser at least 3 business days prior to any proposed sale of Common Stock subject to this Agreement. The notice shall specify the proposed Transferee, the number of shares of Common Stock to be sold, the amount and type of consideration to be received therefor, and the place and date on which the sale is to be consummated. If Purchaser desires to include shares of Common Stock in such sale pursuant to Section 1(a), Purchaser shall notify the Transferor not more than 2 business days after its receipt of the notice from Transferor.

         (c) If Pengo proposes to transfer, or an affiliate of Pengo proposes to transfer, to a Transferee, whether by merger, consolidation, sale or otherwise, all or substantially all the outstanding equity securities or assets of Pengo or such affiliate, then Pengo or such affiliate shall, as a condition to the exercise of such right of transfer, cause such Transferee to agree to be bound by the provisions hereof.

         (d) Pengo agrees that if any shares of Common Stock owned by it are transferred to one of its affiliates, it will obtain the agreement of such affiliate to be bound by the provisions hereof.

         (e) If Pengo or any affiliate of Pengo should distribute Common Stock in kind, as a dividend, a distribution in full or partial liquidation or otherwise without consideration, Pengo or such affiliate will require, as a condition to effectuation of such distribution, that each recipient thereof shall agree to be bound by the provisions of Section 1 of this Agreement as fully as Pengo and any such affiliate, and, in that regard and for purposes only of interpretation of such Section 1, each such recipient shall be deemed to be an affiliate of Pengo.

         SECTION 2. MISCELLANEOUS. (a) Except to the extent otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parses hereto and their respective heirs, legal representatives, successors and assigns. If Purchaser transfers all the Common Stock it then owns to any person or entity other than in a public distribution, such transferee shall be deemed thereafter to be the Purchaser for purposes of this Agreement.

         (b) The provisions of this Agreement may not be amended, modified or supplemented without the written agreement of Purchaser and Pengo.
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90336P100                                                    Page 13 of 22 Pages

         (c) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall Constitute one and the same agreement.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to contacts made and to be performed wholly within that State.

         (e) In the event that any one or more of the provisions contained herein, or application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect, any reason, the validity, legality and enforceability of any such provision in every other respect of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the full extent permitted by law.

         (f) For purposes of this Agreement, "affiliate" shall have the meaning given such term in Rule 405 under the Securities Act of 1933, as amended.

         (g) This Agreement shall terminate on the earlier of (i) July 21, 2001 and (ii) first date that the Smith Group's fully diluted ownership of Common Stock is less than 25%.

         (h) Pengo agrees that it will cause all of the other members of the Smith Group including Randall D. Smith, to abide by the terms of this Agreement.

         (i) Pengo agrees that Purchaser shall have the piggyback registration right set forth in the Registration Rights Agreement referred to in the Securities Purchase Agreement.
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90336P100                                                    Page 14 of 22 Pages

         IN WITNESS WHEREOF, the parties hereto have signed this Tagalong Agreement as of the date first written above.


                                            JOINT ENERGY DEVELOPMENT
                                            INVESTMENTS LIMITED PARTNERSHIP

                                            By: Enron Capital Management Limited
                                                Partnership, its General Partner

                                            By: Enron Capital Corp., its General
                                                Partner

                                            By: /s/ Clifford P. Hickey
                                            --------------------------
                                            Name:  Clifford P. Hickey
                                            Title: President


                                            PENCO SECURITIES CORP.

                                            By: /s/ David A. Persing
                                            ------------------------